SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC. 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported) February 13, 1997
                                                    -------------------



                               UNOCAL CORPORATION
--------------------------------------------------------------------------------

             (Exact name of registrant as specified in its charter)



                                    Delaware
--------------------------------------------------------------------------------
                (State or Other Jurisdiction of Incorporation)



           1-8483                                    95-3825062
--------------------------------------------------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California            90245
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)



                                 (310) 726-7600
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

Item 5.           Other Events.




On February 13, 1997 the following news release was issued:


              UNOCAL REPLACES 101% OF WORLDWIDE OIL, GAS PRODUCTION
                 IN 1996; FOREIGN PRODUCTION REPLACEMENT AT 234%



         El Segundo, Calif., Feb. 13, 1997 -- Unocal Corporation today said it replaced 101 percent of its net worldwide oil and gas production in 1996 as the company continued its aggressive development of energy resources overseas.
         The company's worldwide replacement rate excludes the impact of reserve sales, including most of Unocal's California oil and gas properties, during the year.

         The company said it replaced 234 percent of its foreign production on a barrel-of-oil-equivalent (BOE) basis with major oil and gas additions from new and existing fields in Thailand, Myanmar, Indonesia, and Azerbaijan.

         "We booked more than 268 million BOE in new reserves in 1996 from discoveries and extensions," said Roger C. Beach, Unocal chairman and chief executive officer. "This record reflects the success we've had in developing new projects and lowering development costs with new production techniques to make additional reserves economic." Nearly 94 percent of these new reserves were in foreign projects. Approximately 216 million BOE, or 81 percent of these new reserves, were natural gas.

         Beach noted that foreign oil and gas holdings account for nearly 60 percent of the company's total reserves, compared with 48 percent a year ago. "We added 113 million BOE in Thailand, principally due to the new Pailin field and additional delineation work, 73 million BOE in Myanmar as the Yadana project progressed, and 46 million BOE in Indonesia, primarily because of our successful exploration and development program."

         The company also added 14 million BOE associated with Unocal's 10 percent interest in the early oil production program with Azerbaijan in the Caspian Sea.
         In the U.S., oil and gas reserves (excluding sales) declined 13 percent during the year, including downward revisions of nearly 35 million BOE.

     "Over the past several years our U.S. emphasis has been development of our proved reserves inventory to increase production levels," Beach said. "Those efforts, however, do not show up in total reserve replacement statistics.

         "We have now shifted our focus in the Louisiana/Gulf Coast region to high-return projects that can increase both reserves as well as production. We formed our new Spirit Energy 76 unit to focus on oil and gas operations in the Lower 48, and we have hired a new exploration team to build our reserve base."

         At year-end 1996, Unocal's worldwide crude oil, condensate and natural gas reserves totaled nearly 1.65 billion BOE, up from 1.64 billion BOE (excludes sales) a year before. This included 6,795 billion cubic feet of gas -- 69 percent of the company's reserves, or 1.13 billion BOE -- and 513 million barrels of crude and condensate (31 percent of the company's reserves).

         Unocal calculates the conversion of natural gas to crude oil equivalent at the ratio of 6.0 thousand cubic feet (mcf) to one barrel.

         The sale of Unocal's California oil and gas assets included 147 million BOE. In the first quarter 1996, prior to the sale closing, the net daily production from these properties was 30,200 barrels of oil and 52 million cubic feet of gas. Aftertax earnings from these operations in the first quarter 1996 were $1 million.



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




                               UNOCAL CORPORATION
                     CRUDE OIL AND NATURAL GAS RESERVE DATA

ESTIMATED PROVED RESERVES OF CRUDE, CONDENSATE AND NATURAL GAS

                                 Liquids            Gas           Oil Equivalent
                                (mmbbls)           (bcf)               (mmBOE)
--------------------------------------------------------------------------------

1996 Beginning Reserves .................         667        6,765        1,794
                                               ------       ------       ------

    Discoveries and Extensions ..........          52        1,297          268
                                               ------       ------       ------

    Improved Recovery ...................           4           -             4
                                               ------       ------       ------

    Revisions ...........................         (20)        (376)         (83)
                                               ------       ------       ------

    Purchases ...........................           2           20            6
                                               ------       ------       ------

    Sales ...............................        (116)        (211)        (150)
                                               ------       ------       ------

Total Adjustments .......................         (78)         730           45
                                               ------       ------       ------

Production ..............................         (76)        (700)        (193)
                                               ------       ------       ------

1997 Beginning Reserves* ................         513        6,795        1,646
                                               ------       ------       ------

*Includes host country share for
   Indonesia, Yemen and Zaire of: .......          70          530          158



ESTIMATED PROVED RESERVES BY GEOGRAPHIC AREA (MILLIONS OF BOE)

                                           U.S.    Far East    Other      Total
                                                               Foreign
--------------------------------------------------------------------------------
1996 Beginning Reserves ............       931        712        151      1,794
                                        ------     ------     ------     ------

    Discoveries and extensions .....        17        232         19        268
                                        ------     ------     ------     ------

    Improved Recovery ..............         1          1          2          4
                                        ------     ------     ------     ------

    Revisions ......................       (35)       (29)       (19)       (83)
                                        ------     ------     ------     ------

    Purchases ......................         4          -          2          6
                                        ------     ------     ------     ------

    Sales ..........................      (149)         -         (1)      (150)
                                        ------     ------     ------     ------

Total Adjustments ..................      (162)       204          3         45
                                        ------     ------     ------     ------

Production .........................      (104)       (74)       (15)      (193)
                                        ------     ------     ------     ------


1997 Beginning Reserves* ...........       665        842        139      1,646
                                        ------     ------     ------     ------

*Includes host country share
    for Indonesia, Yemen, and
    Zaire of: ......................      --          152          6        158




Note:    Far East includes Thailand, Indonesia, and Myanmar
         Other Foreign includes Canada, UK, Netherlands, Yemen, Zaire, AIOC




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






Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                            UNOCAL CORPORATION
                                                (Registrant)




Date:  February 13, 1997                    By: CHARLES S. MCDOWELL
------------------------                    ------------------------
                                                Charles S. McDowell,
                                                Vice President and Comptroller



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